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                                                                   EXHIBIT 99(d)


                CONSENT OF PERSON NAMED AS A PROSPECTIVE DIRECTOR
               PURSUANT TO RULE 438 OF THE SECURITIES ACT OF 1933



     Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to the references in the Registration Statement on Form S-4 (Registration No. 333-83976) of United National Bancorp ("United") and the Joint Proxy Statement/Prospectus of United and of Vista Bancorporation ("Vista") contained therein relating to his intent to serve as a director of the surviving corporation upon consummation of such merger.


Dated:    March 22, 2002            /s/        Harold J. Curry
                                    ------------------------------------------
                                               Harold J. Curry